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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52303) pertaining to the Lazare Kaplan International Inc. 401(k) Plan for Savings and Investments of our report dated June 25, 2002, with respect to the financial statements and schedule of the Lazare Kaplan International Inc. 401(k) Plan for Savings and Investments included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                  Ernst & Young LLP


New York, New York
June 25, 2002